LOAN NUMBER	LOAN NAME	ACCT. NUMBER	NOTE DATE	INITIALS
7200014625	Innolog Holdings Corporation		04/23/09	JBR
NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$500,000.00	Wall Street Journal Prime plus 1.000%	5.0%	Payable on Demand	Commercial

Creditor Use Only

PROMISSORY NOTE
(Commercial - Revolving Draw)

DATE AND PARTIES.  The date of this Promissory Note (Note) is April 23, 2009.  The parties and their addresses are:

LENDER:
EAGLEBANK
7815 Woodmont Avenue
Bethesda, Maryland  20814
Telephone:  (301) 986-1800

BORROWER:
INNOLOG HOLDINGS CORPORATION
a Nevada Corporation
8300 Greensboro Drive, Ste 225
McLean, Virginia 22102

1.    DEFINITIONS.  As used in this Note, the terms have the following meanings:

A. Pronouns.  The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together.  "You" and "Your" refer to the Lender.

B. Note.  Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

C. Loan.  Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

D. Loan Documents.  Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E. Property.  Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

F. Percent.  Rates and rate change limitations are expressed as annualized percentages.

2.    PROMISE TO PAY.  For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Note up to the maximum outstanding principal balance of $500,000.00 (Principal), plus interest from the date of disbursement, on the unpaid outstanding Principal balance until this Note is paid in full and you have no further obligations to make advances to me under the Loan.

I may borrow up to the Principal amount more than one time.

All advances made will be made subject to all other terms and conditions of the Loan.

3.
INTEREST.  Interest will accrue on the unpaid Principal balance of this Note at the rate of 5.0 percent (Interest Rate) until April 24, 2009, after which time it may change as described in the Variable Rate subsection.

A. Interest After Default.  If you declare a default under the terms of the Loan, including for failure to pay in full at maturity, you may increase the Interest Rate payable on the outstanding Principal balance of this Note.  In such event, interest will accrue on the outstanding Principal balance at the variable Interest Rate in effect from time to time, plus an additional 5.000 percent, until paid in full.

B. Maximum Interest Amount.  Any amount assessed or collected as interest under the terms of this Note will be limited to the maximum lawful amount of interest allowed by state or federal law, whichever is greater.  Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance.  Any remainder will be refunded to me.

C. Statutory Authority.  The amount assessed or collected on this Note is authorized by Subtitle 1, § 12-103(e) of Title 12 of the Commercial Law Article of the Annotated Code of Maryland.

D. Accrual.  Interest accrues using an Actual/360 days counting method.

E. Variable Rate.  The Interest Rate may change during the term of this transaction.

(1) Index.  Beginning with the first Change Date, the Interest Rate will be based on the following index:  the base rate on corporate loans posted by at least 75% of the 30 largest U.S. banks known as the Wall Street Journal U.S. Prime Rate.

The Current Index is the most recent index figure available on each Change Date.  You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers.  If this Index is no longer available, you will substitute a similar index.  You will give me notice of your choice.

(2) Change Date.  Each date on which the Interest Rate may change is called a Change Date.  The Interest Rate may change April 24, 2009 and daily thereafter.

(3) Calculation Of Change.  On each Change Date you will calculate the Interest Rate, which will be the Current Index plus 1.000 percent.  The result of this calculation will be rounded up to the nearest .125 percent.  Subject to any limitations, this will be the Interest Rate until the next Change Date.  The new Interest Rate will become effective on each Change Date.  The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

(4) Limitations.  The Interest Rate changes are subject to the following limitations:

(a) Lifetime.  The Interest Rate will never be less than 5.000 percent.

(5) Effect Of Variable Rate.  A change in the Interest Rate will have the following effect on the payments:  The amount of scheduled payments will change.

4.    ADDITIONAL CHARGES.  As additional consideration, I agree to pay, or have paid, the fees and charges listed on the APPENDIX: FEES AND CHARGES, which is attached to and made part of this Note.

5.    REMEDIAL CHARGES.  In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment.   Additional remedial charges may be described elsewhere in this Note.

A. Late Charge.  If a payment is more than 10 days late, I will be charged 5.000 percent of the Amount of Payment or $5.00, whichever is greater.   I will pay this late charge promptly but only once for each late payment.

B. Returned Check Charge.  I agree to pay a fee not to exceed $35.00 for each check, negotiable order of withdrawal or draft I issue in connection with the Loan that is returned because it has been dishonored.

C. Stop Payment Fee.  A(n) Stop Payment Fee equal to $32.00.

6.    GOVERNING AGREEMENT.  This Note is further governed by the Commercial Loan Agreement executed between you and me as a part of this Loan, as modified, amended or supplemented.  The Commercial Loan Agreement states the terms and conditions of this Note, including the terms and conditions under which the maturity of this Note may be accelerated.  When I sign this Note, I represent to you that I have reviewed and am in compliance with the terms contained in the Commercial Loan Agreement.

Innolog Holdings Corporation
Maryland Promissory Note		Initials

MD/4XXXatang00063000005993015042309N	-1996 Bankers Systems, Inc., St. Cloud, MN C	Page 1

7.    PAYMENT.  I agree to pay this Note on demand.  Upon your demand the entire unpaid balance of Principal and accrued interest, along with any earned, and unpaid fees or charges, and the amount of any advances made on my behalf, will be due and owing.  In addition, I agree to make the following payments:  on demand, but if no demand is made, I agree to pay the outstanding balance on this Note by regular monthly payments of all accrued unpaid interest due as of each payment date, beginning May 23, 2009 with all subsequent payments to be due on the same day of each month after that.

Payments will be rounded up to the nearest $.01.  With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf.  Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Each payment I make on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that I owe other than principal and interest.  If you and I agree to a different application of payments, we will describe our agreement on this Note.  You may change how payments are applied in your sole discretion without notice to me.  The actual amount of my final payment will depend on my payment record.

8.     PREPAYMENT.  I may prepay this Loan in full or in part at any time.  Any partial prepayment will not excuse any later scheduled payments until I pay in full.

9.     LOAN PURPOSE.  The purpose of this Loan is to provide working capital for Innolog Holdings Corporation.

10.  ADDITIONAL TERMS.  SURVIVAL.  That certain letter of Commitment  (hereinafter referred to as the letter) dated April 21, 2009 shall survive the loan closing and shall impose continuing obligations, upon Borrowers and Bank and is included herein by reference as if set forth anew.  If there are any conflicts between the letter and the Loan documents, the Loan documents shall control.  If any provision is found to be invalid or unenforceable, the remaining provisions of the letter shall remain in full force and effect.   This Loan shall be cross collateralized and cross defaulted with respect to any and all loans granted by the Bank for the benefit of Borrower and or Guarantor.

11.  WAIVERS AND CONSENT.  To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A. Additional Waivers By Borrower.  In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

(1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

(3) You may release, substitute or impair any Property securing this Note.

(4) You, or any institution participating in this Note, may invoke your right of set-off.

(5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

(6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

(7) I agree that you may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modifications, substitutions or future advances.

B. No Waiver By Lender.  Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or any other Loan Document, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

12.  COMMISSIONS.  I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

13.  APPLICABLE LAW.  This Note is governed by the laws of Maryland, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.  In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Maryland, unless otherwise required by law.

14.  JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS.  My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it.  You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan.  Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan.  This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against me and my personal representatives, successors, heirs and assigns.

15.  AMENDMENT, INTEGRATION AND SEVERABILITY.  This Note may not be amended or modified by oral agreement.  No amendment or modification of this Note is effective unless made in writing and executed by you and me.  This Note and the other Loan Documents are the complete and final expression of the agreement.  If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

16.  INTERPRETATION.  Whenever used, the singular includes the plural and the plural includes the singular.  The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

17.  NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS.  Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing.  Notice to one Borrower will be deemed to be notice to all Borrowers.  I will inform you in writing of any change in my name, address or other application information.  I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property.  Time is of the essence.

18.  CREDIT INFORMATION.  I agree to supply you with whatever information you reasonably feel you need to decide whether to continue this Loan.  You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

19.  ERRORS AND OMISSIONS.  I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me.  I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

20.  WAIVER OF JURY TRIAL.  All of the parties to this Note knowingly and intentionally, irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Note or any other Loan Document or related obligation.  All of these parties acknowledge that this section has either been brought to the attention of each party's legal counsel or that each party had the opportunity to do so.

CONFESSION OF JUDGMENT.  In the event I default, I authorize any attorney admitted to practice before any court of record in the United States to appear on my behalf in any court having jurisdiction in one or more proceedings, or before any clerk or other court official, and to CONFESS JUDGMENT AGAINST ME, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR PRIOR HEARING, in your favor for the unpaid balance of this Note, including interest, court costs, late charges, expenses and attorneys' fees of 15 percent of the total amount then due under this Note.  I waive the benefit of every law, ordinance, or rule of court that gives me any right or privilege of exemption, summons and other process, that lawfully may be waived; all heirs and rights of appeal, homestead rights, stay of execution or stay of supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment.  The authority and power to appear for and enter judgment against me will not be exhausted by one or more exercises, or by any imperfect exercise, and will not be extinguished by any judgment entered; such authority and power may be exercised one or more times, from time to time, in the same or different jurisdictions, as often as you deem necessary or advisable.

21.  SIGNATURES.  By signing under seal, I agree to the terms contained in this Note.  I also acknowledge receipt of a copy of this Note.

Innolog Holdings Corporation
Maryland Promissory Note		Initials

MD/4XXXatang00063000005993015042309N	-1996 Bankers Systems, Inc., St. Cloud, MN C	Page 2

BORROWER:

Innolog Holdings Corporation

By_________________________________ (Seal)
William P. Danielczyk , Chief Executive Officer
                      _________________________________
(Attest)

COMMONWEALTH OF VIRGINIA	)
) ss:
COUNTY OF:	)

I hereby certify that on this ____, day of April, 2009 before me, the subscriber, a Notary Public of the Commonwealth of Virginia, in and for the jurisdiction aforesaid, personally appeared William P. Danielczyk, Chief Executive Officer of Innolog Holdings Corporation, satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
Notary Number:

My Commission Expires:

Innolog Holdings Corporation
Maryland Promissory Note		Initials

MD/4XXXatang00063000005993015042309N	-1996 Bankers Systems, Inc., St. Cloud, MN C	Page 3

APPENDIX:  FEES AND CHARGES

As described in the ADDITIONAL CHARGES section of the attached Note, I agree to pay, or have paid, these additional fees and charges.

Nonrefundable Fees and Charges.  The following fees are earned when collected and will not be refunded if I prepay this Note before the scheduled maturity date.

Commitment .  A(n) Commitment  fee of $2,500.00 payable from separate funds on or before today's date.
2 X Certificate of Good Standing.  A(n) 2 X Certificate of Good Standing fee of $70.00 payable from separate funds on or before today's date.

Innolog Holdings Corporation
Maryland Promissory Note		Initials

MD/4XXXatang00063000005993015042309N	-1996 Bankers Systems, Inc., St. Cloud, MN C	Page 4